FORM OF

State Street Institutional Investment Trust

100 Huntington Avenue

CPH0326

Boston, MA 02116

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

June 19, 2014

Ladies and Gentlemen:

Reference is made to the Amended and Restated Custodian Agreement between us dated February 14, 2001 (the “Custody Agreement”) and the Administration Agreement between us dated February 28, 2000 (together, the “Agreements”).

Pursuant to the Agreement, this letter is to provide notice of the creation of twenty-two additional series of the State Street Institutional Investment Trust (the “Trust”, and each new series thereof, a “New Fund”, and collectively, the “New Funds”):

• State Street Strategic Real Return Fund	• State Street Global Managed Volatility Fund

• State Street Target Retirement Fund	• State Street Global Macro Absolute Return Fund

• State Street Target Retirement 2015 Fund	• State Street Global Equity ex-U.S. Index Fund

• State Street Target Retirement 2020 Fund	• State Street Opportunistic Emerging Markets Fund

• State Street Target Retirement 2025 Fund	• State Street Clarion Global Real Estate Income Fund

• State Street Target Retirement 2030 Fund	• State Street Small Cap Emerging Markets Equity Fund

• State Street Target Retirement 2035 Fund	• State Street Clarion Global Infrastructure & MLP Fund

• State Street Target Retirement 2040 Fund	• State Street Global Equity ex-U.S. Index Portfolio

• State Street Target Retirement 2045 Fund	• State Street Aggregate Bond Index Portfolio

• State Street Target Retirement 2050 Fund	• State Street Strategic Real Return Portfolio

• State Street Target Retirement 2055 Fund	• State Street Equity 500 Index II Portfolio

• State Street Target Retirement 2060 Fund

Further, please be advised that the undersigned Trust has also established the following new share classes for the New Funds (except for the State Street Global Equity ex-U.S. Index Fund): Class A, Class C, Class I and Class K shares (the, “New Fund Share Classes”). Additionally, the Trust has also established Class A, Class I and Class K shares for each of the State Street Equity 500 Index Fund, State Street Global Equity ex-U.S. Index Fund and State Street Aggregate Bond Index Fund.

We request that you act as the Administrator and Custodian for the New Funds, New Portfolios and New Fund Share Classes under the terms of the respective Agreements.

Additionally, please be advised that the undersigned Trust has also established the following new share classes as presented in the following chart (“New Money Fund Share Classes”):

Funds	New Share Classes
State Street Institutional Liquid Reserves Fund	Institutional, Investor, Administration

State Street Institutional U.S. Government Money Market Fund	Institutional, Investor, Administration, Class G

State Street Institutional Treasury Money Market Fund	Institutional, Investor, Administration

State Street Institutional Treasury Plus Money Market Fund	Institutional, Investor, Administration

State Street Institutional Tax Free Money Market Fund	Institutional, Investor, Administration

Additionally, the Trust is renaming the existing class of the State Street Institutional Liquid Reserves Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional U.S. Government Money Market Fund and State Street Institutional Tax Free Money Market Fund Money Market Funds as presented in the following chart:

New Name	Old Name
Premier	Institutional

We request that you act as the Custodian for the New Money Fund Share Classes under the terms of the Custody Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,
State Street Institutional Investment Trust
By:
Ellen Needham, President
Accepted:
State Street Bank and Trust Company
By: